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                                                                     Exhibit 5.1

                                  May 14, 2002

Board of Directors
United Community Bancorp
804 Second Street, N.E.
Hickory, North Carolina 28601-3843

           Re:    Registration Statement on Form S-3
                  United Community Bancorp Dividend Reinvestment and Common Stock Purchase Plan

Ladies and Gentlemen:

We have served as counsel for United Community Bancorp (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of an aggregate of 50,000 shares (the "Shares") of common stock, $1.00 par value, of the Company, to be offered and sold by the Company pursuant to the United Community Bancorp Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of North Carolina.

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Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

            1.    The Shares have been duly authorized; and

            2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                        Very truly yours,

                                                        GAETA & GLESENER, P.A.

                                                        /s/ Anthony Gaeta, Jr.
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                                                        By: Anthony Gaeta, Jr.